Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 1 Se nt in el O ne Q 2 F Y 20 22 Q2 FY2022 Letter to Shareholders Sept 2021

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 2 To Our Shareholders Cyberattacks are a daily occurrence in every part of the world. And for too long, attackers have had the advantage. Cybercriminals easily bypass defenses that rely on knowledge of known attacks or human analysts to detect and re- spond. Our industry is ripe with legacy vendors and next-gen architectures, and yet attacks and threat actors seem to be running more rampant than ever before. At SentinelOne, we’ve envisioned a new cybersecurity paradigm. We pioneered the world’s first purpose-built artificial intelligence-powered extended detection and response platform, or AI-powered XDR. Making cybersecurity defense truly autonomous, we designed technology to protect the enterprise’s most vulnerable attack surface - the endpoint. Our Singularity Platform instantly defends against cyberattacks and autonomously remediates them. We perform at a faster speed, greater scale, and higher accuracy than possible from any single human or even a crowd. We took a tremendous leap forward as a company when we completed our Initial Public Offering (IPO) in our second fiscal quarter. The reception and feedback in the past several months has been extremely encouraging. Our IPO re- flects years of innovation and unwavering execution in building what we believe is the best possible AI-driven, auton- omous security solution. This is just the beginning. An IPO brings responsibility and opportunity. We’re hopeful that being a public company will allow us to continue building trust, transparency, and awareness around our technology and the stories of the companies and people we protect. And as a public company, we’ve expanded our Board of Di- rectors (1, 2, 3). We also appointed Chris Krebs, former Director of the United States Cybersecurity and Infrastructure Security Agency (CISA), as an advisor. Chris brings extensive public and private cybersecurity expertise. In August, we announced the launch of a new R&D center in the Czech Republic to support our increasingly global reach. 01 Q2 FY2022 Highlights • Annualized Recurring Revenue (ARR) grew 127% year-over-year to $198 million at the end of our fiscal second quarter, accelerating compared to 116% year-over-year growth in the prior quarter. Our quarterly revenue grew 121% year-over-year to $46 million. • Our growth was driven by a combination of new and existing customers. We added over 600 customers sequentially in our fiscal second quarter. Our total customer count grew more than 75% year-over-year to over 5,400 at quarter-end. Customers with ARR over $100K grew 140% year-over-year to over 345. Our dollar-based net revenue retention rate reached a new high and exceeded 125%. • Our fiscal second quarter GAAP gross margin was 59%, up 8 percentage points quarter-over- quarter. Our non-GAAP gross margin was 62%, up 9 percentage points quarter-over-quarter. • Our fiscal second quarter GAAP operating margin was (147)%, improving compared to Q1 FY22. Our non-GAAP operating margin was (98)%, improving both on a year-over-year and quarter-over-quarter basis.

We are delivering significant growth at a meaningful scale. In our fiscal second quarter ended July 31, 2021, we accelerated our revenue and annualized recurring revenue (ARR) growth. ARR grew 127% year-over-year to $198 million driven by new customer growth and expansion with existing customers. We continue to gain traction with large enterprises, adding the highest number of $1 million ARR customers compared to prior quarters. We also achieved a record high net retention rate (NRR) of 129%, reflecting strong agent expansion, platform tier upsell, and product cross sell results. It took us over three years to reach $100 million in ARR and just three quarters to nearly reach the next $100 million. We believe structural tailwinds from remote work and digitization, zero trust, and a dynamic threat environment are here to stay.

The technology we build earns top rankings in technical and industry evaluations. In the latest MITRE ATT&CK® evaluation, the benchmark EDR assessment, SentinelOne outperformed the competition with 100% visibility of all simulated attacks. In the 2021 Gartner Critical Capabilities for Endpoint Protection Platforms, SentinelOne was the highest ranked solution across all three buyer types. Being named a 2021 Gartner Magic Quadrant Leader validates our technology and customer ownership experience.

We are defining and delivering XDR. XDR unifies visibility and control across all endpoints, IoT devices, cloud workloads, and data sources. Going beyond the endpoint, we believe XDR must automatically collect and correlate data across the entire enterprise control plane, unlocking faster and more comprehensive threat detection and autonomous response. We're already seeing strong demand for our modules that span IoT, cloud, and data solutions. In our fiscal second quarter, these solutions grew 6X year-over-year and now represent over 10% of new business.

In closing, we want to thank our customers, employees, partners, and new and potential shareholders for their trust. All of us here at SentinelOne are energized by the market traction and gravity behind the mission-critical technology we're bringing to market. Our journey is just beginning.

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 3

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 4 At SentinelLabs, our advanced threat research division, we perform threat research, discover vulnerabilities, and monitor emerging threat trends to share with the market. We help both customers and the broader cybersecurity defense community understand cyber risk and stay ahead of adversaries. • In May, we discovered CVE-2021-21551, a vulnerability impacting hundreds of millions of Dell computers. The vulnerability was classified with a severity score of “high” by NIST. Unpatched Dell machines are at risk due to multiple BIOS driver privilege escalation vulnerabilities which could allow adversaries access to individual PCs and enterprise networks. We worked closely with Dell to mitigate the vulnerability and shared the research with the community. • In July, we revealed a cyberattack on the Iranian railway system. The attack changed train displays, instructing passengers to call the phone number of the Iranian Supreme Leader Khamenei. We provided indicators as well as hunting YARA rules for fellow security researchers to further research this new threat. • In August, we shared research about a macOS malware, dubbed AdLoad. Our researchers have seen over 150 unique samples in 2021, each undetected by Apple’s on-device malware scanner. SentinelLabs’ research discovery highlights the necessity of deploying endpoint security controls to Mac devices or any device that relies solely on OS-native security. AdLoad is one of several widespread adware and bundleware loaders currently afflicting macOS.

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 5 Product Highlights Automation Automation is key to threat detection and response -- neutralizing threats effectively and in real time. Today’s EDR solutions rely on humans to analyze and respond to billions of events per day. Our patented Storyline technology har- nesses behavioral AI to monitor, track, and contextualize events across an entire enterprise. That means fewer alerts and better prevention as well as faster and more efficient remediation capabilities in the event of a breach. We added another module to further automate prevention, detection, and response workflows for security teams: SentinelOne Storyline Active Response (STAR). For too long, the ‘Response’ in EDR has been too resource intensive and is the weak spot where today’s products, people, and processes fall short. STAR empowers security teams to cre- ate custom detection and response rules and deploy them in real-time, which can then trigger alerts and automated responses. Unlike legacy EDR watchlists, STAR can protect against new threats without software updates, by using customized MITRE-compatible detection logic even for company and industry-specific threats at machine speed. STAR is currently being offered as one of our XDR Power Tools modules. Zero Trust Protecting modern digital enterprise environments requires Zero Trust, which means that every edge of the network must be secured. And an enterprise can’t protect what it can’t see, including IoT and unmanaged devices. One com- promised printer can become an adversary’s home base for reconnaissance, lateral movement, and a breach. We developed Ranger in 2019 to discover and track any and all assets connected to the enterprise network. Ranger is directly integrated into our Singularity Platform -- no new software deployment is required. Our new auto-deploy capability tackles one of the oldest problems in enterprise IT: quickly deploying protection to unmanaged assets with ease. Ranger Pro takes a SentinelOne endpoint and enables it to transmit protection to any and all unmanaged devices surrounding it. Ranger Pro will become generally available in Q3 FY22. Even in limited release, customer feedback and interest in Ranger Deploy has been positive. For example, we secured a customer deal in excess of $1 million based on the unique capabilities of Ranger auto deploy. Also in support of Zero Trust, we expanded our marketplace ecosystem partnerships with Zscaler and Cloudflare. Both partnerships leverage SentinelOne to ensure device security posture - SentinelOne agent is installed and ac- tive - prior to allowing users access to corporate networks or sensitive applications. The SentinelOne Singularity ecosystem is expanding rapidly with joint solutions also available for sandboxing, threat intelligence, SIEM, CASB, and workflow automation. Data Cybersecurity is fundamentally a data problem. We identify anomalies and autonomously mitigate attacks in real time by analyzing data. We acquired Scalyr in early 2021 to enhance our ability to ingest, correlate, and contextualize peta- bytes of structured and unstructured data from a myriad of sources. We expect the intersection of data and protection will create go-to-market synergies over time. From a technological standpoint, we’ve recently started transitioning our data backend to Scalyr for new proof-of-concepts. It remains early, but the benefits of scale, cost, and performance should unlock XDR opportunities in the future. 02

# 03 | Go-To-Market Highlights

Our business is scaling on the back of best-in-class endpoint protection, machine speed EDR, XDR innovation, and our powerful partner-supported go-to-market. Our ARR growth accelerated to 127% year-over-year driven by a combination of new and existing customer growth.

Total customer count grew by more than 75% year-over-year to over 5,400 in our fiscal second quarter, and customers with ARR over $100K grew 140% year-over-year to over 345. We continue to secure both large customers as well as medium-sized businesses. Our success with large enterprises is a result of increased brand awareness, industry leading efficacy, and maturation of our go-to-market channels. We added the highest number of $1 million ARR customers in our fiscal second quarter compared to prior quarters.


Customers > $100K ARR
at quarter end
140%
145
348
Q2'21
Q2'22
Total Customers
at quarter end
>75%
3,000+
5,400+
Q2'21
Q2'22

We're seeing both strong retention and expansion within our existing customer base. Gross retention rates remained stable, and in our fiscal second quarter we achieved a record net retention rate (NRR) of 129%. NRR is being driven by agent expansion, upsell from platform tiers, and cross sell of adjacent XDR modules. We've introduced a wide variety of modules to complement our Singularity platform tiers over the past two years. We're seeing the strongest growth from our IoT, Cloud, and Data modules. In our second fiscal quarter, these solutions grew 6X year-over-year and now represent over 10% of new business.

Our partner ecosystem helps magnify our market presence, significantly extending the reach of our own sales and direct customer engagements. In addition to our Value Added Reseller (VAR) partners, we believe partnering with and enabling Managed Security Service Providers (MSSPs), Managed Detection and Response Providers (MDRs), and Incident Response (IR) Firms unlocks significant scale in collaboration with our internal sales teams. We do not compete with our partners, but instead offer capabilities like multi-tenancy, fully customizable role-based access control, 100% open and documented APIs, and automatic remediation that are truly beneficial to our partners. We're adding partners across all of these channels, like ConnectWise and Red Canary. And with the proliferation of ransomware attacks, it's become increasingly important to work with IR partners to aid in investigation and response to advanced attacks. We added several new IR partners and intend to add more in the future. These include some of the largest

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 6

Net Recurring Revenue (NRR)
& Gross Recurring Revenue (GRR)
121%
115%
117%
124%
129%
96%
96%
97%
97%
97%
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22

Cyber Risk Advisory and IR firms with global reach and enterprise exposure, like Kroll, Alvarez & Marsal, and Group IB. Even with many of these partners still ramping up, our IR partner ecosystem is expanding rapidly and driving growth for our business. New business from our IR partners has increased over 4X year-over-year in the first half of fiscal year 2022 compared to the first half of fiscal year 2021.

# 04 | Industry Traction

### A Gartner Magic Quadrant 'Leader' & The Only Vendor to Score Highest Across All Three Gartner Critical Capabilities Use Cases

In May 2021, Gartner positioned SentinelOne as a Leader in the 2021 Magic Quadrant for Endpoint Protection Platforms. We believe this placement is a testament to the capabilities and traction of our innovative Singularity XDR platform and scaled go-to-market execution.

Our AI-powered platform is purpose built for all types of organizations. In conjunction with the Magic Quadrant, Gartner evaluates solutions across a diverse set of customer types and use cases. SentinelOne achieved the highest score for all three Gartner Critical Capabilities use cases, including type A - lean forwards, type B - overall value, and type C - risk averse/cost conscious organizations. We're committed to providing a best-in-class solution for any customer built for ease of use, prevention, managed services, and EDR functionality.

### Highest Score in All Critical Capabilities Use Cases

TYPE A USE CASE
**Lean Forward Organizations**
**Highest Score**

TYPE B USE CASE
**Blended Approach Organizations**
**Highest Score**

TYPE C USE CASE
**Prevention Focused Organizations**
**Highest Score**

**Disclaimer** - Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 7

# 05 | Q2 FY2022 Financials

Our strong growth trajectory accelerated in our fiscal second quarter. Year-over-year ARR growth accelerated to 127% and reached $198 million. Our triple-digit growth was driven by strong demand from new and existing customers as well as large and mid-sized enterprises seeking to modernize their cybersecurity technology. Our GAAP and non-GAAP gross margin improved sequentially, reflecting increased scale, benefits of our renegotiated cloud hosting agreements, and improved processing efficiencies.

## Annual Recurring Revenue (ARR) & Revenue

ARR grew 127% year-over-year to $198 million in our fiscal second quarter. This represents net new ARR of $37 million. Scalyr contributed about $10 million in ARR. Excluding the acquisition of Scalyr, our organic ARR more than doubled year-over-year. The strength was broad based, including new and existing customers as well as large and mid-sized enterprises. We added over 600 customers sequentially and grew our total customer count by over 75% year-over-year to over 5,400, including the highest number of $1 million ARR customers compared to prior quarters. Customers with ARR over $100K grew 140% year-over-year to over 345. We continued to see existing customers expand their deployments. Our dollar-based net retention rate was 129%, driven by a combination of seat expansion, tier upgrades, and module cross sell. Over the past two years, we've significantly expanded the scope of our modules across IoT, cloud, and data capabilities. These modules grew 6X year-over-year and now represent over 10% of new business.

Total revenue grew 121% year-over-year to $46 million in our fiscal second quarter.

International markets represented 32% of total revenue and grew 147% year-over-year. Our global go-to-market expansion in Europe, the Middle East, and Africa and Asia Pacific as well as growing brand awareness contributed to strong growth across all major international geographies.



Annual Recurring Revenue
$ million, year over year growth
92%
89%
96%
116%
127%
87
103
131
161
198
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22



Revenue
$ million, year over year growth
96%
103%
96%
108%
121%
21
25
30
37
46
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 8

## Gross Profit & Margin

Gross profit was $27 million, or 59% of revenue, compared to 64% of revenue in the year-ago quarter. Non-GAAP gross profit was $28 million, or 62% of revenue, compared to 64% of revenue in the year-ago quarter. The year-over-year decline as a percent of revenue was due to cloud infrastructure expansion driven by rapid customer adoption of our XDR platform. As our customer base and capabilities have grown, we've made cloud cost and architecture enhancements that we expect will increase our gross margin over time. We saw a significant increase in our gross margins compared to the prior quarter, as GAAP gross margin increased 8 percentage points and non-GAAP gross margin increased 9 percentage points sequentially. The increase was driven by increased scale, benefits of our renegotiated cloud hosting agreements, and improved processing efficiencies.


Gross Margin
% of revenue, GAAP & Non-GAAP
64%
64%
58%
58%
54%
54%
53%
51%
62%
59%
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
GAAP
Non-GAAP

**A reconciliation of non-GAAP financial measures used in this letter to their nearest GAAP equivalents is provided at the end of this letter.

# 06 | Operating Expenses

Our total operating expenses were $94 million, including $21 million of stock-based compensation (SBC) and amortization of acquired intangible assets. Our total operating expenses increased 164% year-over-year largely due to an increase in SBC and headcount. Our non-GAAP operating expenses were $73 million, representing 160% of revenue compared to 165% in the year-ago quarter. Our non-GAAP operating expenses grew 115% year-over-year. The growth was driven by an increase in headcount as we continue to invest in the long term scale of our business.

Research and development expenses were $31 million, up 130% year-over-year. On a non-GAAP basis, expenses increased 68% year-over-year to $22 million. The increase was largely due to higher headcount.

Sales and marketing expenses were $41 million, up 151% year-over-year. On a non-GAAP basis, expenses increased 135% year-over-year to $37 million. The increase was due to higher headcount and marketing expenses.

General and administrative expenses were $22 million, up 274% year-over-year. On a non-GAAP basis, expenses grew 171% year-over-year to $14 million. The increase was due to higher headcount, in part related to IPO preparedness.

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 9

Operating Expenses
% of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
29%
79%
65%
Q2'21
48%
90%
68%
Q2'22
25%
76%
64%
Q2'21
31%
81%
49%
Q2'22
R&D
S&M
G&A

**A reconciliation of non-GAAP financial measures used in this letter to their nearest GAAP equivalents is provided at the end of this letter.

# Operating & Net Income (Loss)

GAAP operating margin was (147)%, compared to (109)% in the year-ago quarter. The decline is largely due to an increase in SBC. Non-GAAP operating margin was (98)% compared to (101)% in the year-ago quarter. This improvement in operating margin is a result of revenue growth outpacing the increase in our expenses.


Operating Income (Loss) & Margin
$ million and % of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
Q2'21
(23)
(109)%
Q2'22
(67)
(147)%
Q2'21
(21)
(101)%
Q2'22
(45)
(98)%
EBIT
EBIT Margin %
EBIT
EBIT Margin %

**A reconciliation of non-GAAP financial measures used in this letter to their nearest GAAP equivalents is provided at the end of this letter.

SENTINELONE
Q2 FY2022 LETTER TO SHAREHOLDERS
10

GAAP net loss was $68 million compared to $23 million for the year-ago quarter. The larger loss reflects the increase in SBC as a public company as well as an increase in headcount. Non-GAAP net loss was $46 million compared to $21 million for the year-ago quarter. The larger loss reflects an increase in headcount, including preparations to become a public company.

## Balance Sheet and Cash Flows

We ended the quarter with approximately $1.7 billion in cash, cash equivalents, and short term investments. We strengthened our balance sheet by raising $1.4 billion in net proceeds from our IPO and the concurrent private placement.

Net cash used in operating activities for the three months ended July 31, 2021 was $(42) million. This compares to $(14) million the year-ago quarter.

Free cash flow was $(45) million in our fiscal second quarter compared to $(14) million for the year-ago quarter.

# 07 | Guidance

We are providing the following guidance for the third quarter of fiscal 2022 (ending October 31, 2021) and guidance for fiscal year 2022 (ending January 31, 2022):

| | **Q3 FY22** | **Full-Year FY22** |
|---|---|---|
| Revenue | $49-50 million | $188-190 million |
| Non-GAAP gross margin | 58-59% | 58-60% |
| Non-GAAP operating margin | (99)-(96)% | (104)-(99)% |

Our basic outstanding total common share count at the end of our fiscal second quarter was 265 million shares, reflecting all issuances and stock conversions related to the IPO.

In the third fiscal quarter, we expect to maintain triple digit year-over-year revenue growth. Our revenue guidance implies growth of 100-104% year-over-year. We expect structural tailwinds to persist, combined with ongoing benefits from product expansion, improved brand awareness, and scaling go-to-market. For the full fiscal year, we once again expect to grow revenue over 100% year-over-year.

We expect our third fiscal quarter non-GAAP gross margin to remain well above our Q1'FY22 level of 53%, reflecting benefits of scale, cloud hosting agreements, and processing efficiency gains. Throughout the second half of our fiscal year, we intend to transition existing customers to the Scalyr backend. This shift will result in some duplicative storage and processing costs as we ensure data and performance continuity. Long term, this should help unlock product and go-to-market synergies between data and security as well as potential data processing efficiencies.

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 11

Finally, we expect our non-GAAP operating margin to be (99)-(96)% for our third fiscal quarter and (104)-(99)% for the full fiscal year. We're continuing to invest in our technology and the substantial market opportunity in front of us. Long term, we see significant potential for margin expansion.

The above statements are based on current targets as of the date of this letter, and we undertake no obligation to update after such date. These statements are forward-looking, and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our action results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the forward-looking most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided a reconciliation of other GAAP to non-GAAP metrics in tables at the end of this letter.

# 08 | Long Term Non-GAAP Target Model

Over a multi-year time horizon, we expect high growth and thoughtful investments to yield significant efficiencies and leverage in our business. Below is our current long term non-GAAP target margin model.

| | FY20 | FY21 | Q2 FY22 | Long Term Profile[1] |
|---|---|---|---|---|
| Gross Margin | 61% | 58% | 62% | **75-80%+** |
| S&M | 108% | 79% | 81% | **30-35%** |
| R&D | 75% | 60% | 49% | **15-20%** |
| G&A | 29% | 26% | 31% | **7-9%** |
| Operating Margin | (152)% | (107%) | (98%) | **20%+** |

Note: Non-GAAP metrics. Please see the end of this letter for a reconciliation of each non-GAAP metric to the nearest GAAP measure and our definition of non-GAAP metrics.
(1) Long-term model is forward-looking, and are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond our and our management's control, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and these variations may be material. For discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" section of our final prospectus for our IPO dated as of June 29, 2021 and filed with the Securities and Exchange Commission (SEC), pursuant to Rule 424(b)(4) on June 30, 2021 and the Form 10-Q that we will file. Nothing in this presentation should be regarded as a representation by any person that these goals will be achieved and we undertake no duty to update our goals.

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 12

## 09 | Shareholder Lock-up

We have two lock-up expiration dates associated with our IPO. On September 28, 2021, current employees with titles below senior vice president and former employees will be able to sell up to 15% of their aggregate shares of common stock owned by them as of October 6, 2021 (including (i) vested restricted stock units and (ii) vested and exercisable stock options, but excluding any unvested warrants, convertible securities, stock options, restricted stock units or other equity awards issued by us as of that same date), (the Early Lock-up Shares) for seven trading days, or through October 6, 2021. Additionally, current executive officers, current employees with titles above senior vice president, directors, and our other non-employee securityholders, may be available to sell up to 15% of their Early Lock-up Shares as long as the price of our stock is 30% above our IPO price -- implying $45.50 -- for at least 10 of the 15-consecutive full trading days ending on the closing of September 27, 2021. This represents up to approximately 40 million outstanding shares as of July 31, 2021 (excluding vested equity awards). The lock-up for the remainder of shares outstanding will expire at the open of market on the second trading day after we release earnings results for our third quarter of fiscal 2022.

## 10 | Closing

We will host a Q&A webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results and our outlook. A live webcast and replay will be available on SentinelOne's Investor Relations website at investors.sentinelone.com. Thank you for taking the time to read our shareholder letter, and we look forward to your questions on our call this afternoon.

Sincerely,

| | | |
|---|---|---|
| **Tomer Weingarten** | **Nicholas Warner** | **Dave Bernhardt** |
| President and CEO | COO | CFO |

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 13

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 14 Forward-Looking Statements TThis letter and the live webcast which will be held at 2:00 pm, EST on September 8, 2021, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including state- ments regarding our future growth, and future financial and operating performance, including our financial outlook for the third quarter of fiscal 2022 and full year fiscal 2022, and our long-term operating model, including non-GAAP gross profit and non-GAAP operating margin, business strategy, the COVID-19 pandemic, our reputation and perfor- mance in the market, general market trends, and our objectives are forward-looking statements. These forward-look- ing statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. There are a significant number of factors that could cause our actual results to differ materially from statements made in this letter and our earnings call, including: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; network or security incidents against us; defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; the continuing impact of the COVID-19 pandemic on our and our customers’ business; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers’ IT; our ability to successfully integrate any acquisitions; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products, and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological de- velopments in the market for security products and subscription and support offerings; length of sales cycles; general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set in our filings and reports with the SEC, including our final prospectus filed with the SEC pursuant to Rule 424(b), dated June 29, 2021, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-look- ing statements in this letter and the live webcast are based on information and estimates available to the Company at the time of this letter, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this letter and live webcast or to reflect new in- formation or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Non-GAAP Financial Measures In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information excludes stock-based compensation expense, employer payroll tax expense related to employee equity transactions and amortization of acquired intangible assets. We believe that non-GAAP financial information, when taken collectively,

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 15 with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is present- ed for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained at the end of this press release following the accompanying financial data. In- vestors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. Non-GAAP Gross Profit and Non-GAAP Gross Margin We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respec- tively, excluding expenses related to stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors con- sistency and comparability with our past financial performance and facilitate period-to-period comparisons of oper- ations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance. Non-GAAP Loss from Operations and Non-GAAP Operating Margin We define non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP loss from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period compari- sons of operations, as these metrics generally eliminate the effects of certain variables unrelated to our overall oper- ating performance. Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted We define non-GAAP net loss as GAAP net loss excluding stock-based compensation expense and amortization of ac- quired intangible assets. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results. Free Cash Flow Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 16 available (or not available) to be used for other strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for any given period and does not re- flect our future contractual commitments. In addition, other companies, including companies in our industry, may cal- culate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.. Key Business Metrics We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formu- late business plans, and make strategic decisions. Annual Recurring Revenue (ARR) We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription customers and to maintain and expand our relationship with existing subscription customers. ARR represents the annualized revenue run rate of our subscription contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under subscription contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates. Customers with ARR of $100,000 or More We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active sub- scription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers. Dollar-Based Net Retention Rate (NRR) We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time.To cal- culate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR. Definitions Customers: We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRS and OEMs, who may purchase our product on behalf of multiple companies, as a single custom- er. We do not count our reseller or distributor channel partners as customers.

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 17 July 31, January 31, 2021 2021 Assets Current assets: Cash and cash equivalents $1,684,702 $395,472 Short-term investments 370 364 Accounts receivable, net 53,318 39,315 Deferred contract acquisition costs, current 17,564 14,733 Prepaid expenses and other current assets 26,145 14,173 Total current assets 1,782,099 464,057 Property and equipment, net 18,892 13,373 Operating lease right-of-use assets 21,453 18,026 Deferred contract acquisition costs, non-current 26,500 21,940 Restricted cash, non-current 2,722 2,694 Intangible assets, net 16,705 470 Goodwill 108,193 — Total assets $1,976,564 $520,560 Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit) Current liabilities: Accounts payable 9,615 11,822 Accrued liabilities 11,141 3,671 Accrued payroll and benefits 26,583 20,134 Operating lease liabilities, current 3,976 3,634 Deferred revenue, current 121,883 89,645 Total current liabilities 173,198 128,906 Deferred revenue, non-current 62,701 52,190 Long-term debt — 19,621 Operating lease liabilities, non-current 21,448 18,839 Other liabilities 3,249 401 Total liabilities 260,596 219,957 Redeemable convertible preferred stock — 621,139 Stockholders’equity (deficit): Preferred Stock — — Class A common stock 4 — Class B common stock 13 2 Additional paid-in capital 2,196,865 29,869 Accumulated other comprehensive income 455 165 Accumulated deficit (481,369) (350,572) Total stockholders’ equity (deficit) 1,715,968 (320,536) Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit) $1,976,564 $520,560 SENTINELONE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data) (unaudited)

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 18 Three Months Ended July 31, Six Months Ended July 31, 2021 2020 2021 2020 Revenue $45,750 $20,674 $83,145 $38,631 Cost of revenue 18,788 7,543 37,071 15,156 Gross profit 26,962 13,131 46,074 23,475 Operating expenses: Research and development 31,037 13,476 58,857 27,341 Sales and marketing 40,970 16,302 77,150 34,053 General and administrative 22,110 5,914 38,834 10,871 Total operating expenses 94,117 35,692 174,841 72,265 Loss from operations (67,155) (22,561) (128,767) (48,790) Interest income 21 46 44 196 Interest expense (479) (477) (782) (777) Other income (expense), net (373) 182 (966) (11) Loss before provision for income taxes (67,986) (22,810) (130,471) (49,382) Provision for income taxes 177 128 326 194 Net loss $(68,163) $(22,938) $(130,797) $(49,576) Net loss per share attributable to common stockholders, basic and diluted $(0.57) $(0.67) $(1.59) $(1.45) Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted 120,520,061 34,480,356 82,394,440 34,229,843 SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 19 Six Months Ended July 31, 2021 2020 CASH FLOW FROM OPERATING ACTIVITIES: Net loss $(130,797) $(49,576) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 3,637 1,298 Amortization of deferred contract acquisition costs 9,087 4,758 Non-cash operating lease costs 1,408 1,855 Stock-based compensation expense 34,830 5,239 Other 105 206 Changes in operating assets and liabilities, net of effects of acquisition Accounts receivable (10,339) 8,696 Prepaid expenses and other current assets (11,190) (248) Deferred contract acquisition costs (16,477) (6,749) Accounts payable (5,108) 643 Accrued liabilities 6,559 419 Accrued payroll and benefits 6,864 124 Operating lease liabilities (1,919) (1,955) Deferred revenue 37,707 9,783 Other liabilities 2,842 — Net cash used in operating activities (72,791) (25,507) CASH FLOW FROM INVESTING ACTIVITIES: Purchases of property and equipment (1,685) (401) Purchases of intangible assets — (126) Capitalization of internal-use software (2,852) (1,292) Cash paid for acquisition, net of cash and restricted cash acquired (3,449) — Net cash used in investing activities (7,986) (1,819) CASH FLOW FROM FINANCING ACTIVITIES: Proceeds from initial public offering and private placements, net of underwriting discounts and commissions 1,388,563 — Proceeds from issuance of Series E redeemable convertible preferred stock, net of issuance costs — 152,539 Payments of deferred offering costs (5,068) — Proceeds from revolving line of credit — 19,857 Repayment of term loan (20,000) (20,000) Proceeds from exercise of stock options 5,827 900 Net cash provided by financing activities 1,369,322 153,296 EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS 1,146 8 NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 1,289,691 125,978 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period 399,112 47,680 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period $1,688,803 $173,658 SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

## SENTINELONE, INC.
## Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages) (unaudited)

| | Three Months Ended July 31, | | Six Months Ended July 31, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| | (in thousands) | | | |
| **Stock-based compensation by function:** | | | | |
| Cost of revenue | $840 | $65 | $1,223 | $135 |
| Research and development | 8,823 | 261 | 15,962 | 3,024 |
| Sales and marketing | 3,905 | 606 | 5,952 | 1,067 |
| General and administrative | 7,825 | 656 | 11,693 | 1,013 |
| Total stock-based compensation expense | $21,393 | $1,588 | $34,830 | $5,239 |
| **Amortization of acquired intangible assets by function:** | | | | |
| Cost of revenue | $558 | $— | $1,049 | $— |
| Sales and marketing | 189 | — | 355 | — |
| General and administrative | 19 | — | 36 | — |
| Total amortization of acquired intangible assets | $766 | $— | $1,440 | $— |

### Reconciliation of gross profit and gross margin

| | Three Months Ended July 31, | | Six Months Ended July 31, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| GAAP revenue | $45,750 | $20,674 | $83,145 | $38,631 |
| GAAP gross profit | $26,962 | $13,131 | $46,074 | $23,475 |
| Add: Stock-based compensation expense | 840 | 65 | 1,223 | 135 |
| Add: Amortization of acquired intangible assets | 558 | — | 1,049 | — |
| Non-GAAP gross profit | $28,360 | $13,196 | $48,346 | $23,610 |
| GAAP gross margin | 59% | 64% | 55% | 61% |
| Non-GAAP gross margin | 62% | 64% | 58% | 61% |

### Reconciliation of operating expenses

| | Three Months Ended July 31, | | Six Months Ended July 31, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| | (in thousands) | | | |
| GAAP Revenue | $45,750 | $20,674 | $83,145 | $38,631 |
| GAAP operating expenses | $94,117 | $35,692 | $174,841 | $72,265 |
| Less: Stock-based compensation expense | 20,553 | 1,523 | 33,607 | 5,104 |
| Less: Amortization of acquired intangible assets | 208 | — | 391 | — |
| Non-GAAP operating expenses | $73,356 | $34,169 | $140,843 | $67,161 |
| GAAP % of revenue | 206% | 173% | 210% | 187% |
| Non-GAAP % of revenue | 160% | 165% | 169% | 174% |

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 20

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 21 Reconciliation of loss from operations and operating margin Three Months Ended July 31, Six Months Ended July 31, 2021 2020 2021 2020 GAAP revenue $45,750 $20,674 $83,145 $38,631 GAAP loss from operations $(67,155) $(22,561) $(128,767) $(48,790) Add: Stock-based compensation expense 21,393 1,588 34,830 5,239 Add: Amortization of acquired intangible assets 766 — 1,440 — Non-GAAP loss from operations $(44,996) $(20,973) $(92,497) $(43,551) GAAP operating margin (147)% (109)% (155)% (126)% Non-GAAP operating margin (98)% (101)% (111)% (113)% Reconciliation of net loss and net loss per share Three Months Ended July 31, Six Months Ended July 31, 2021 2020 2021 2020 GAAP net loss $(68,163) $(22,938) $(130,797) $(49,576) Add: Stock-based compensation expense 21,393 1,588 34,830 5,239 Add: Amortization of acquired intangible assets 766 — 1,440 — Non-GAAP net loss $(46,004) $(21,350) $(94,527) $(44,337) Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted 120,520,061 34,480,356 82,394,440 34,229,843 GAAP net loss per share attributable to common stockholders, basic and diluted $(0.57) $(0.67) $(1.59) $(1.45) Non-GAAP net loss per share attributable to common stockholders, basic and diluted $(0.38) $(0.62) $(1.15) $(1.30) SENTINELONE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except percentages) (unaudited)

## SENTINELONE, INC.
## Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages) (unaudited)

### Reconciliation of proforma net loss per share

The following table sets forth the computation of pro forma basic and diluted non-GAAP net loss per share attributable to common stockholders to provide a supplemental bridge between our actual results and proforma amounts as presented in our final prospectus:

| | Three Months Ended July 31, | Six Months Ended July 31, |
|---|---|---|
| | 2021 | 2021 |
| Non-GAAP net loss | $(46,004) | $(94,527) |
| Weighted-average shares used in computing pro forma net loss per share[1] : | | |
| Weighted-average shares used in computing net loss per share | 65,154,671 | 54,252,916 |
| Pro forma adjustment to reflect conversion of redeemable convertible preferred stock into common stock | 169,787,200 | 169,787,200 |
| Weighted-average shares used in computing pro forma net loss per share attributable to common stockholders, basic and diluted | 234,941,871 | 224,040,116 |
| Pro forma net loss per share attributable to common stockholders, basic and diluted [1] | $(0.20) | $(0.42) |

(1) Basic and diluted pro forma non-GAAP net loss per share attributable to common stockholders for the three months and six months ended July 31, 2021 gives effect to the conversion of redeemable convertible preferred stock into common stock as though the conversion had occurred as of the beginning of the period.

### Reconciliation of cash used in operating activities to free cash flow

| | Three Months Ended July 31, | | Six Months Ended July 31, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| GAAP net cash used in operating activities | $(41,993) | $(13,712) | $(72,791) | $(25,507) |
| Less: Purchases of property and equipment | (905) | (123) | (1,685) | (401) |
| Less: Capitalized internal-use software | (1,839) | (645) | (2,852) | (1,292) |
| Free cash flow | $(44,737) | $(14,480) | $(77,328) | $(27,200) |
| Net cash used in investing activities | $(2,744) | $(894) | $(7,986) | $(1,819) |
| Net cash provided by financing activities | $1,367,405 | $117 | $1,369,322 | $153,296 |

SENTINELONE Q2 FY2022 LETTER TO SHAREHOLDERS 22

Q2 FY2022 LETTER TO SHAREHOLDERSSENTINELONE 23 © SentinelOne 2021 sentinelone.com